EXHIBIT 99.1

II-VI Incorporated Reports Fiscal 2016 Second Quarter Earnings; Book to Bill Ratio for the Quarter was 1.08; Return on Sales Was 9.9% on Revenue Growth of 8.3% to $192M

  Year to date FY16 cash flows from operations increased 26% over the prior fiscal year
  Q2 FY16 adjusted diluted EPS of $0.30 increased 25% compared to Q2 FY15

PITTSBURGH, Jan. 26, 2016 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its second fiscal quarter ended December 31, 2015.

Francis J. Kramer, Chairman and Chief Executive Officer said, “It was a busy quarter for our Company. We delivered solid operating results and, as recently announced, we executed definitive agreements to acquire two companies. Our Photonics segment significantly increased revenues and earnings, and its bookings were the catalyst for the Company’s book to bill ratio of 1.08. Our cash flow from operations increased 26% over the same period last year and we have utilized this cash to pay down debt and make strategic capital investments. Despite sluggishness in China and in our industrial markets, we are very encouraged about the prospects ahead for all of our business segments.”

	Table 1
	$ Millions, except per share amounts and %
	(Unaudited)

	Three Months Ended			Six Months Ended

	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2015	2015	2014	2015	2014

Bookings (1)	$207.7	$187.2	$186.8	$394.9	$368.5
Revenues	$191.5	$189.2	$176.8	$380.7	$362.6
Operating income	$21.7	$21.8	$16.5	$43.5	$35.9
Net earnings	$19.0	$17.2	$22.1	$36.2	$34.4
Adjusted Net Earnings (2)	$19.0	$17.2	$15.0	$36.2	$27.3
Diluted earnings per share	$0.30	$0.27	$0.35	$0.58	$0.55
Adjusted diluted earnings per share (2)	$0.30	$0.27	$0.24	$0.58	$0.44

Other Selected Financial Metrics
Gross margin	37.3%	37.6%	35.7%	37.4%	36.1%
Operating margin	11.3%	11.5%	9.3%	11.4%	9.9%
EBITDA margin (3)	19.1%	19.1%	21.9%	19.1%	19.3%
Adjusted EBITDA margin (2) (3)	19.1%	19.1%	17.6%	19.1%	17.2%
Return on sales	9.9%	9.1%	12.5%	9.5%	9.5%
Adjusted return on sales (3)	9.9%	9.1%	8.5%	9.5%	7.5%

(1) Bookings are orders the Company expects to convert to revenues within the next twelve months.
(2) Adjusted items exclude a one-time settlement of $7.1 million, or $0.11 per share, received in 2014 related to certain payment obligations from the prior year.
See Tables 7 and 8 for Reconciliation of Reported Earnings to Non-GAAP Earnings.
(3) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.

As discussed below under “Use of Non-GAAP Financial Measures,” the Company is presenting certain non-GAAP financial measures in this release. Investors should consider non-GAAP adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached schedules for the applicable GAAP to non-GAAP reconciliations.

Outlook

For the third fiscal quarter ending March 31, 2016, the Company currently forecasts revenues to range from $185 million to $195 million and diluted earnings per share to range from $0.25-$0.29 at prevailing exchange rates and before any effects of any acquisitions. The Company will update its guidance when the transactions close. Comparable results for the quarter ended March 31, 2015 were revenues of $182.7 million and diluted earnings per share of $0.23. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2
Segment Bookings, Revenues, Operating Income and Margins
$ Millions, except %
(Unaudited)
	Three Months Ended			Six Months Ended

	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2015	2015	2014	2015	2014

Bookings:
II-VI Laser Solutions	$66.4	$69.1	$67.5	$135.5	$137.5
II-VI Photonics	97.5	65.2	66.1	162.7	132.4
II-VI Performance Products	43.8	52.9	53.2	96.7	98.6
Total Bookings	$207.7	$187.2	$186.8	$394.9	$368.5

Revenues:
II-VI Laser Solutions	$70.2	$71.6	$67.7	$141.8	$140.5
II-VI Photonics	74.3	71.9	60.9	146.2	124.5
II-VI Performance Products	47.0	45.7	48.2	92.7	97.6
Total Revenues	$191.5	$189.2	$176.8	$380.7	$362.6

Operating Income:
II-VI Laser Solutions	$11.2	$12.2	$12.2	$23.4	$25.1
II-VI Photonics	7.4	6.3	0.4	13.7	2.5
II-VI Performance Products	3.1	3.3	3.9	6.4	8.3
Total Operating Income	$21.7	$21.8	$16.5	$43.5	$35.9

Operating Margin:
II-VI Laser Solutions	16.0%	17.0%	18.0%	16.5%	17.9%
II-VI Photonics	10.0%	8.8%	0.7%	9.4%	2.0%
II-VI Performance Products	6.6%	7.2%	8.1%	6.9%	8.5%
Total Operating Margin	11.3%	11.5%	9.3%	11.4%	9.9%

Table 3 is a reconciliation of Operating Income reported in this press release to reported Net Earnings.

Table 3
Reconciliation of Operating Income to Net Earnings
$ Millions
(Unaudited)	Three Months Ended			Six Months Ended

	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2015	2015	2014	2015	2014

Operating income	$21.7	$21.8	$16.5	$43.5	$35.9
Interest expense	0.6	0.6	1.0	1.2	2.2
Other expense (income), net	(1.1)	(1.0)	(9.3)	(2.1)	(7.6)
Income taxes	3.2	5.0	2.7	8.2	6.9
Net Earnings	$19.0	$17.2	$22.1	$36.2	$34.4

Table 4 is a reconciliation of Operating Income reported in this press release to reported EBITDA.

Table 4
Reconciliation of Operating Income to EBITDA
$ Millions
(Unaudited)	Three Months Ended			Six Months Ended

	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2015	2015	2014	2015	2014

Operating income	$21.7	$21.8	$16.5	$43.5	$35.9
Depreciation and amortization	13.8	13.3	13.0	27.1	26.6
Other income (expense)	1.1	1.0	9.3	2.1	7.6
Settlement Agreement	-	-	(7.7)	-	(7.7)
Adjusted EBITDA	$36.6	$36.1	$31.1	$72.7	$62.4

Table 5 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Table 5
Reconciliation of EBITDA to Net Earnings
$ Millions
(Unaudited)	Three Months Ended			Six Months Ended

	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2015	2015	2014	2015	2014

Adjusted EBITDA	$36.6	$36.1	$31.1	$72.7	$62.4
Settlement Agreement	-	-	7.7	-	7.7
EBITDA	36.6	36.1	38.8	72.7	70.1
Interest expense	0.6	0.6	1.0	1.2	2.2
Depreciation and amortization	13.8	13.3	13.0	27.1	26.6
Income taxes	3.2	5.0	2.7	8.2	6.9
Net Earnings	$19.0	$17.2	$22.1	$36.2	$34.4

Table 6 is a table of other selected financial information.

Table 6
Other Selected Financial Information
$ Millions, except share information
(Unaudited)	Three Months Ended			Six Months Ended

	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2015	2015	2014	2015	2014

Cash paid for capital expenditures	$9.8	$9.4	$10.1	$19.2	$31.6
Net payments on indebtedness	$16.0	$13.5	$24.0	$29.5	$29.0
Share-based compensation expense, pre-tax	$2.9	$4.0	$2.4	$6.9	$6.0
Cash paid for shares repurchased through the Company’s share repurchase program	$0.4	$5.9	$5.0	$6.3	$11.3
Shares repurchased through the Company’s share repurchase program	25,200	355,338	372,739	380,538	853,934
Average diluted shares outstanding	62,672,510	62,728,932	62,276,212	62,700,722	62,532,431

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, January 26, 2016 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/zgm6gmy. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings and adjusted non-GAAP earnings per share measure the earnings of the Company, excluding non-recurring or unusual items that are considered by management to be outside of the Company’s standard operations. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers’ success.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
Revenues
Net sales:
Domestic	$74,177	$70,751	$68,695
International	117,257	118,456	108,041
Total Revenues	191,434	189,207	176,736

Costs, Expenses & Other Expense (Income)
Cost of goods sold	120,090	118,018	113,718
Internal research and development	12,155	13,151	12,845
Selling, general and administrative	37,408	36,310	33,642
Interest expense	597	649	1,038
Other expense (income), net	(994)	(1,057)	(9,295)
Total Costs, Expenses, & Other Expense (Income)	169,256	167,071	151,948

Earnings Before Income Taxes	22,178	22,136	24,788

Income Taxes	3,187	4,922	2,692

Net Earnings	$18,991	$17,214	$22,096

Diluted Earnings Per Share:	$0.30	$0.27	$0.35

Basic Earnings Per Share:	$0.31	$0.28	$0.36

Average Shares Outstanding - Diluted	62,673	62,729	62,276
Average Shares Outstanding - Basic	61,165	61,223	61,129

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Six Months Ended
	December 31,	December 31,
	2015	2014
Revenues
Net sales:
Domestic	$144,928	$130,676
International	235,713	231,893
Total Revenues	380,641	362,569

Costs, Expenses & Other Expense (Income)
Cost of goods sold	238,108	231,692
Internal research and development	25,306	25,788
Selling, general and administrative	73,718	69,162
Interest expense	1,246	2,242
Other expense (income), net	(2,051)	(7,613)
Total Costs, Expenses, & Other Expense (Income)	336,327	321,271

Earnings Before Income Taxes	44,314	41,298

Income Taxes	8,109	6,900

Net Earnings	$36,205	$34,398

Diluted Earnings Per Share:	$0.58	$0.55

Basic Earnings Per Share:	$0.59	$0.56

Average Shares Outstanding - Diluted	62,701	62,532
Average Shares Outstanding - Basic	61,194	61,319

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited) ($000)

	December 31,	June 30,
	2015	2015
Assets
Current Assets
Cash and cash equivalents	$177,084	$173,634
Accounts receivable	128,260	140,772
Inventories	167,928	164,388
Deferred income taxes	-	13,260
Prepaid and refundable income taxes	8,355	6,881
Prepaid and other current assets	13,999	14,033
Total Current Assets	495,626	512,968
Property, plant & equipment, net	200,563	203,812
Goodwill	193,874	195,894
Other intangible assets, net	115,939	122,462
Investment	12,343	11,914
Deferred income taxes	16,099	2,210
Other assets	9,001	8,904
Total Assets	$1,043,445	$1,058,164

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$20,000	$20,000
Accounts payable	38,824	45,275
Accruals and other current liabilities	72,069	73,881
Total Current Liabilities	130,893	139,156
Long-term debt	126,491	155,957
Deferred income taxes	6,303	7,105
Other liabilities	27,732	26,865
Total Liabilities	291,419	329,083
Total Shareholders’ Equity	752,026	729,081
Total Liabilities and Shareholders’ Equity	$1,043,445	$1,058,164

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited) ($000)

	Six Months Ended
	December 31,
	2015	2014
Cash Flows from Operating Activities
Net cash provided by operating activities	$62,300	$49,444

Cash Flows from Investing Activities
Additions to property, plant and equipment	(19,156)	(31,609)
Proceeds from the sale of plant, property and equipment	39	101
Net cash used in investing activities	(19,117)	(31,508)

Cash Flows from Financing Activities
Proceeds from borrowings	4,000	3,000
Payments on borrowings	(33,500)	(32,000)
Purchases of treasury stock	(6,284)	(11,301)
Proceeds from exercises of stock options	1,794	2,042
Other financing activities	(1,861)	(894)
Net cash used in financing activities	(35,851)	(39,153)

Effect of exchange rate changes on cash and cash equivalents	(3,882)	1,506

Net increase (decrease) in cash and cash equivalents	3,450	(19,711)

Cash and Cash Equivalents at Beginning of Period	173,634	174,660
Cash and Cash Equivalents at End of Period	$177,084	$154,949

Table 7
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings
(Unaudited)

	Three Months Ended

	Dec 31,	Sept 30,	Dec 31,
	2015	2015	2014

Reported Earnings	$19.0	$17.2	$22.1

Subtract:
Settlement agreement	-	-	(7.7)

Income tax impact on unusual items	-	-	0.6

Adjusted Non-GAAP Earnings	$19.0	$17.2	$15.0

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share:	$0.30	$0.27	$0.35
Earnings - Basic Earnings Per Share:	$0.31	$0.28	$0.36

Per share, After-Tax Impact of Special Items on:
Earnings - Diluted Earnings Per Share:	$-	$-	$(0.11)
Earnings - Basic Earnings Per Share:	$-	$-	$(0.12)

Adjusted Non-GAAP Earnings:
Adjusted Non-GAAP Earnings - Diluted Earnings Per Share:	$0.30	$0.27	$0.24
Adjusted Non-GAAP Earnings - Basic Earnings Per Share:	$0.31	$0.28	$0.25

Table 8
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings
(Unaudited)

	Six Months Ended

	Dec 31,	Dec 31,
	2015	2014

Reported Earnings	$36.2	$34.4

Subtract:
Settlement agreement	-	(7.7)

Income tax impact on unusual items	-	0.6

Adjusted Non-GAAP Earnings	$36.2	$27.3

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share:	$0.58	$0.55
Earnings - Basic Earnings Per Share:	$0.59	$0.56

Per share, After-Tax Impact of Special Items on:
Earnings - Diluted Earnings Per Share:	$-	$(0.11)
Earnings - Basic Earnings Per Share:	$-	$(0.12)

Adjusted Non-GAAP Earnings:
Adjusted Non-GAAP Earnings - Diluted Earnings Per Share:	$0.58	$0.44
Adjusted Non-GAAP Earnings - Basic Earnings Per Share:	$0.59	$0.45

CONTACT: II-VI Incorporated
Mary Jane Raymond, Chief Financial Officer
(724) 352-4455